Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-143366, 333-38858 and 333-67297) of AXT, Inc. of our reports dated April 5, 2009 and April 11, 2009 relating to the consolidated financial statements of Xilingol Tongli Germanium Co. Ltd and Emeishan Jia Mei High Purity Metals Co., Ltd., as of December 31, 2008 and for the year then ended respectively, which appear in this Amendment No. 1 to the Annual Report on Form 10-K of AXT, Inc. for the year ended December 31, 2008.

/s/ Beijing Topson Co., Ltd.

Beijing, China
April 11, 2009